Exhibit 99.1
GEOVAX LABS, INC.
ANNOUNCES SIX MONTH 2010 FINANCIAL RESULTS
AND PROVIDES OPERATIONAL UPDATE
ATLANTA, Ga., August 5, 2010 — GeoVax Labs, Inc. (OTC BB: GOVX), an Atlanta-based, biopharmaceutical firm (the “Company”) developing vaccines that prevent and fight Human Immunodeficiency Virus (HIV) infections, today announced its financial results and provided an operational update for the six months ended June 30, 2010.
Review of Financial Results
GeoVax reported a net loss of $933,089 ($0.06 per share) for the three months ended June 30, 2010, compared to $1,348,654 ($0.09 per share) for the same period in 2009. For the six months ended June 30, 2010, the Company’s net loss was $1,623,878 ($0.10 per share) as compared to $2,210,163 ($0.15 per share) in 2009.
Net losses were partially offset by revenues related to the Company’s grant from the NIH in support of the its HIV/AIDS vaccine development activities; such revenues were $1,737,169 and $3,075,729 for the three month and six month periods of 2010, respectively, as compared to $752,800 and $1,462,955 for the three month and six month periods of 2009, respectively.
As of June 30, 2010, the Company reported cash balances totaling $1,807,647, as compared to $3,515,784 at December 31, 2009.
Summarized financial information is presented below. Further information concerning the Company’s financial position and results of operations is included in its Quarterly Report on Form 10-Q to be filed with the Securities and Exchange Commission.
Operations / Clinical Update
GeoVax President and Chief Executive Officer, Robert T. McNally, Ph.D. provided the following updates:
•	Phase 2a Preventative Vaccine Trial Progressing

Our preventative HIV vaccine candidate is progressing in a Phase 2a clinical trial being conducted and funded by the HIV Vaccine Trials Network (HVTN). Based on current patient enrollment rates, we expect the 300 participants in this trial to be fully enrolled by the end of 2010 and completed during 2011. Our Phase 2a trial has been expanded from 225 to 300 participants to include an arm gathering additional data on three MVA injections, without the use of the DNA component, which is an addition to the original arm testing two DNA priming and two MVA boosting injections. Adding the simpler MVA-only arm to the trial was supported by scientific and clinical data. The final decision on which inoculation format to take forward into the next set of clinical trials will be made once sufficient clinical data are available.

MORE

GeoVax, Inc.
Add 1
•	Therapeutic Trial Screening Volunteers

With regard to our therapeutic vaccine candidate, the AIDS Research Consortium of Atlanta (ARCA) recently began patient recruitment for a Phase 1 clinical trial. We intentionally designed this groundbreaking trial, which will be the first assessment of the vaccine performance in HIV infected humans, with stringent enrollment criteria for safety. The trial is primarily designed as a safety study, but will also collect and report data on the vaccine’s ability to elicit protective immune responses and control re-emergent virus during a pause in drug treatment. Thus far, 23 individuals have been screened for possible participation in the trial. Out of these, 6 candidates remain for evaluation. As part of our protocol, a volunteer must have begun drug treatment in the first year of infection and have achieved 6 months of stable viral control on drug treatment before entry into the trial and receipt of the first vaccination. We expect this trial to begin generating vaccine safety and performance data during the first half of 2011, with trial completion within 24 to 36 months.

•	Phase 1 Preventative Trial Planning for our Adjuvanted Vaccine

Our pipeline product, which uses an adjuvant to boost the immune system response, demonstrated impressive results in preclinical trials. In February this year, Dr. Harriet Robinson, our Chief Scientific Officer, presented these data at the Conference on Retroviruses and Opportunistic Infections (CROI). The study investigated the use of co-expressed GM-CSF (granulocyte/macrophage colony-stimulating factor) as an adjuvant with the DNA priming component for the GeoVax DNA/MVA vaccine. Results from this study showed total protection from infection (no evidence of infection) from simian immunodeficiency virus (SIV — monkey version of HIV) in 70% of animals who were given 12 weekly high-dose rectal exposures to the SIV virus. We are very excited about the potential of this product as a second generation preventative HIV vaccine, and are targeting the start of Phase 1 human clinical testing in mid to late 2011.

About GeoVax Labs, Inc.
GeoVax is a biotechnology company developing human vaccines for diseases caused by HIV (Human Immunodeficiency Virus — that leads to AIDS) and other infectious agents. Our goals include developing HIV/AIDS vaccines for global markets, overseeing the manufacture and testing these vaccines under GMP/GLP conditions (FDA guidelines), conducting clinical trials for vaccine safety and effectiveness, and obtaining regulatory approvals to move the product forward. All preventative Phase 1 human clinical trials conducted to date tested various combinations and doses of our DNA and MVA vaccines, their ability to raise anti-HIV humoral (antibody) and cellular (cytotoxic T cell) immune responses, as well as, the vaccines’ safety. Successful results from Phase 1 testing supported the initiation of the first Phase 2 testing. GeoVax’s Phase 2 human trial began in January 2009 and will ultimately involve 300 participants at sites in the United States and South America. Recently the FDA granted permission to proceed with a Phase 1 therapeutic trial for individuals infected with HIV. Long term, we expect that GeoVax will grant manufacturing and distribution rights in several global markets in return for upfront fees, collaborative development agreements, and royalties on sales and distribution revenues. Internal vaccine manufacturing and distribution will also be considered by GeoVax. For more information, please visit www.geovax.com.
Forward-Looking Statements
Certain statements contained in this release, including those relating to postponement of the offering, as well as statements containing words like “plans,” “expects,” and other similar expressions in this press release or the Company’s other public communications, are forward-looking statements that involve a number of risks and uncertainties. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. These risks and uncertainties include, but are not limited to whether: GeoVax can develop and manufacture its vaccines with the desired characteristics in a timely and economic manner, GeoVax’s vaccines will be safe for human use, GeoVax’s vaccines will effectively prevent AIDS in humans, GeoVax vaccines will receive regulatory approvals necessary to be licensed and marketed, GeoVax raises required capital to complete vaccine development, there is development of competitive products that may be more effective or easier to use than GeoVax’s products, GeoVax will be able to enter into favorable manufacturing and distribution agreements, as well as other risks and uncertainties, such as those detailed from time to time in the Company’s Securities and Exchange Commission filings, including “Risk Factors” in the Company’s most recent Form 10-K. The Company does not undertake to update its forward-looking statements.
MORE

GeoVax, Inc.
Add 2
Contact
At The Investor Relations Group:
Investor Relations
James Carbonara / Jason Strominger
or
Public Relations
Janet Vasquez / Robin O’Malley
(212) 825-3210
MORE

GeoVax, Inc.
Add 3
GEOVAX LABS, INC.
Condensed Consolidated Statements of Operations Information
(amounts in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Revenues
Grant Revenue	$1,737	$753	$3,076	$1,463

Operating expenses:
Research and development	1,742	1,203	3,111	2,060
General and administrative	936	906	1,605	1,630

	2,678	2,109	4,716	3,690

Other income (expense)
Interest income	8	7	16	17

	8	7	16	17

Net loss	$(933)	$(1,349)	$(1,624)	$(2,210)

Income (loss) per common share	$(0.06)	$(0.09)	$(0.10)	$(0.15)

GEOVAX LABS, INC.
Condensed Balance Sheet Information
(amounts in thousands)

	June 30,	Dec. 31,
	2010	2009
Assets:
Cash and cash equivalents	$1,808	$3,516
Other current assets	1,140	365

Total current assets	2,948	3,881

Property, net	285	344
Other assets	614	90

Total assets	$3,847	$4,315

Liabilities and stockholders’ equity
Current liabilities	$1,224	$571
Stockholders’ equity	2,623	3,744

Total liabilities and stockholders’ equity	$3,847	$4,315

Shares Outstanding	15,655	15,633
###